UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2012

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On July 10, 2012, Dr. Dirk D. Laukien resigned from the Board of Directors (the “Board”) of Bruker Corporation (the “Company”) and from his position as Senior Scientific Fellow of the Company, effective immediately. Dr. Laukien’s resignation was for personal reasons and there were no disagreements between Dr. Laukien and the Company regarding any matter relating to the Company’s operations, policies or practices. The Company has not at this time appointed a replacement director to fill the vacancy created by Dr. Laukien’s resignation.

Following Dr. Laukien’s resignation, the Company’s Board consists of eleven members, of whom seven are independent, and has two vacancies within the class of Class II directors currently serving terms expiring at the Company’s 2014 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: July 11, 2012	By:	/s/Frank H. Laukien
Frank H. Laukien, Ph.D.
President and Chief Executive Officer